Security Information








Security Purchased
Comparison Security
Comparison Security
Cusip
48122U105
007768104
95988E204
Issuer
SISTEMA
AEROFLEX INC
WESTERN WIRELESS CORP
Underwriters
CSFB, Morgan Stanley, Deutsche Bank AG,
ING, Renaissance, Troika
BoA, DBSI, Adams Harkness, AG Edwards,
CIBC, Thomas Weisel
Goldman Sachs
Years of continuous operation, including predecessors
> 3 years
> 3 years
> 3 years
Ticker
SSA LI
ARXX US
WWCA US
Is the affiliate a manager or co-manager of offering?
Co-Lead Manager
Joint Lead Manager
N/A
Name of underwriter or dealer from which purchased
CSFB
N/A
N/A
Firm commitment underwriting?
Yes
Yes
Yes
Trade date/Date of Offering
2/8/2005
3/4/2004
8/24/2004
Total dollar amount of offering sold to QIBs
 $                                               1,353,764,000
 $                                                                  -
 $                                                                  -
Total dollar amount of any concurrent public offering
 $                                                                  -
 $                                                     9,625,000
 $                                                   20,280,000
Total
 $                                               1,353,764,000
 $                                                     9,625,000
 $                                                   20,280,000
Public offering price
 $                                                           17.00
 $                                                           13.75
 $                                                           25.35
Price paid if other than public offering price
 N/A
 N/A
N/A
Underwriting spread or commission
0.34%
0.69%
0.22%
Rating
N/A
N/A
N/A
Current yield
N/A
N/A
N/A








Fund Specific Information








Board
Total Share Amount
Purchased
$ Amount of
Purchase
% of Offering
Purchased by the
Fund
Security
Performance
Fund Performance
Measurement Date*
Boston Funds







Scudder Emerging Markets Fund
Boston
172,500
 $
2,932,500
0.22%



Scudder International Fund
Boston
478,891
 $
8,141,147
0.60%



New York Funds







Scudder International Equity Fund
New York
100,162
 $
1,702,754
0.13%



Total

751,553
 $
12,776,401
0.94%